UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 30, 2014

LILIS ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-35330	74-3231613
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1900 Grant Street, Suite #720
Denver, CO	80203
(Address of Principal Executive Offices)	(Zip Code)

(303) 951-7920
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01             Entry into a Material Definitive Agreement.

Private Placement

On May 30, 2014, Lilis Energy, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain institutional and high net-worth investors in connection with the closing of a private placement (the “Offering”) of its Series A 8% Convertible Preferred Stock (the “Preferred Stock”) . The Company received gross proceeds of $7.5 million from the Offering.

In connection with the Offering, the Company also issued to each investor a warrant to purchase a number of shares of the Company’s common stock equal to one-half of the number of shares of the Company’s common stock into which the Preferred Stock is convertible (the "Warrants"). The Warrants have an exercise price of $2.89 per share, and are exercisable beginning six months from the issuance date, for a period of three years.

Neither the Preferred Stock nor the Warrants have been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration.

The foregoing description of the terms of the Purchase Agreement and the Warrants is not complete and is qualified in its entirety by reference to the terms of the Purchase Agreement and the Warrants, forms of which are attached as Exhibits 10.1 and 10.2 hereto.

Hexagon

On May 30, 2014, the Company entered into a Settlement Agreement (the “Settlement Agreement”) with Hexagon, LLC (“Hexagon”), its primary lender. As previously agreed between the parties and disclosed on a Current Report on Form 8-K filed by the Company on May 19, 2014, the Settlement Agreement provides for the settlement of approximately $18.8 million outstanding under the Company’s three loan agreements with Hexagon (the “Term Loans”). In connection with the execution of the Settlement Agreement, the Company made an initial cash payment of $5.0 million. The Settlement Agreement requires the Company to make an additional cash payment of $5.0 million (the “Second Cash Payment”), and at that time issue to Hexagon (i) a two-year $6.0 million unsecured note (the “Replacement Note”), bearing interest at an annual rate of 8%, requiring principal and interest payments of $90,000 per month, and (ii) 943,208 shares of unregistered common stock (the “Shares”). The parties have also agreed that if the Second Cash Payment is not made by June 30, 2014, an additional $1.0 million in principal will be added to the Replacement Note, and if the Replacement Note is not retired by December 31, 2014, the Company will issue an additional 1.0 million shares of its common stock to Hexagon. Finally, Hexagon will not, until the earlier of June 30, 2014 or the date the Company achieves sustained average trading volume in excess of 100,000 shares per day for at least ten consecutive trading days, sell or otherwise transfer for value any shares of the Company’s common stock or any securities convertible into the Company’s common stock, and thereafter until December 31, 2014, Hexagon will not sell or otherwise transfer for value more than 10,000 shares per week of the Company’s common stock or any securities convertible into the Company’s common stock. Under the Settlement Agreement, Hexagon will release its security interest under the Term Loans once the Company has delivered the Second Cash Payment, the Replacement Note and the Shares.

The foregoing description of the terms of the Settlement Agreement is not complete and is qualified in its entirety by reference to the terms of the Settlement Agreement and the Form of Replacement Note, copies of which are attached as Exhibits 10.3 and 10.4 hereto.

Item 3.02             Unregistered Sales of Equity Securities.

On May 30, 2014, the Company sold 7,500 shares of Preferred Stock (as described in Item 1.01 above) to accredited investors for an aggregate purchase price of $7.5 million and warrants to purchase an aggregate of 1,556,017 shares of the Company’s common stock. These securities were issued pursuant to Section 4(a)(2) of the Securities Act and Rule 506 promulgated thereunder. The investors represented their intentions to acquire the securities for investment only and not with a view toward distribution. The holders were given adequate information about the Company to make an informed investment decision. The Company did not engage in any general solicitation or advertising. The Company issued the stock certificates and warrants with the appropriate restrictive legend affixed thereto.

Item 5.03             Amendment to Articles of Incorporation or Bylaws: Change in Fiscal

On May 30, 2014, the Company filed a Certificate of Designations of Preferences, Rights and Limitations (the “Certificate of Designations”) with the Secretary of State of the State of Nevada, designating 20,000 shares of its preferred stock as Series A 8% Convertible Preferred Stock, par value $0.0001 per share. Each share of Preferred Stock is convertible, at the option of the holder, subject to adjustment under certain circumstances, at any time, into shares of common stock of the Company at a conversion price of $2.41. Except as otherwise required by law, holders of Preferred Stock shall not be entitled to voting rights. The Preferred Stock is convertible at any time at the option of the holders, or at the Company’s discretion when the Company’s common stock trades above $7.50 for ten consecutive days with a daily dollar trading volume above $300,000. In addition, the Company has the right to redeem the shares of Preferred Stock, along with any accrued and unpaid dividends, at any time, subject to certain conditions as set forth in the Certificate of Designations. The holders of the Preferred Stock are entitled to receive a dividend payable, at the election of the Company (subject to certain conditions as set forth in the Certificate of Designations), in cash or shares of common stock of the Company, at a rate of 8% per annum.

The foregoing description of the terms of the Certificate of Designations is not complete and is qualified in its entirety by reference to the terms of the Certificate of Designations, a copy of which is attached as Exhibit 3.1 hereto.

Item 7.01             Regulation FD Disclosure.

On June 2, 2014, the Company issued a press release announcing the Offering, a copy of which is furnished as Exhibit 99.1 hereto. The press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described therein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The above information (including Exhibit 99.1) is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the U.S. Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act, except as may be expressly set forth by specific reference in such filing.

Item 9.01             Financial Statements and Exhibits.

                 (d) Exhibits.

Exhibit No.	Description

3.1	Certificate of Designations of Preferences, Rights and Limitations, dated May 30, 2014

10.1	Form of Securities Purchase Agreement

10.2	Form of Warrant

10.3	Hexagon Settlement Agreement, dated May 30, 2014

10.4	Form of Hexagon Replacement Note

99.1	Press Release of Lilis Energy, Inc. dated June 2, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 4, 2014	LILIS ENERGY, INC.

	By:	/s/ Abraham Mirman
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Designations of Preferences, Rights and Limitations, dated May 30, 2014

10.1	Form of Securities Purchase Agreement

10.2	Form of Warrant

10.3	Hexagon Settlement Agreement, dated May 30, 2014

10.4	Form of Hexagon Replacement Note

99.1	Press Release of Lilis Energy, Inc. dated June 2, 2014